UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): June 29, 2004

                                UNIT CORPORATION
               (Exact Name of Registrant as Specified in Charter)

         Delaware                    1-9260                    73-1283193
 (State of Incorporation)       (Commission File             (IRS Employer
                                     Number)              Identification No.)

                             1000 Kensington Tower,
                                7130 South Lewis,
                              Tulsa, Oklahoma 74136

               (Address Of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (918) 493-7700

                                (Not Applicable)
          (Former Name Or Former Address, If Changed Since Last Report)




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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

         99   Press Release of Unit Corporation dated June 29, 2004

Item 9. REGULATION FD DISCLOSURE

     On June 29, 2004, Unit Corporation announced that it has signed an agreement to acquire Sauer Drilling Company, a Casper-based drilling company and a wholly-owned subsidiary of Tom Brown, Inc., for $34.7 million in cash and an amount equal to Sauer's working capital at closing. The acquisition includes 9 drilling rigs, a fleet of trucks, and an equipment and repair yard with associated inventory, located in Casper, Wyoming. The transaction is expected to close on or about July 30, 2004. The press release regarding this announcement is furnished as Exhibit 99.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 29, 2004
       --------------
                                UNIT CORPORATION

                             By: /s/ Mark E. Schell
                             ----------------------
                             Mark E. Schell
                             Senior Vice President
                             General Counsel and
                             Secretary


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

Exhibit Index
-------------
  Exhibit No.                           Description
  -----------                           -----------
     99 Press Release, issued by Unit Corporation on June 29, 2004 announcing it has signed an agreement to buy Sauer Drilling Company and a wholly-owned subsidiary of Tom Brown, Inc. for $34.7 million in cash and an amount equal to Sauer's working capital at closing.






























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